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                                                                 EXHIBIT 10.3(a)
                           COLUMBIA SPORTSWEAR COMPANY
                        EXECUTIVE STOCK OPTION AGREEMENT

                           Non-Statutory Stock Option


This STOCK OPTION AGREEMENT is made between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (the "Company"), and _____________ (the "Optionee"), pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"). The Company and the Optionee agree as follows:

1. Option Grant. The Company hereby grants to the Optionee on the terms and conditions of this Agreement the right and the option (the "Option") to purchase all or any part of __________ shares of the Company's Common Stock at a purchase price of $________ per share. The terms and conditions of the Option grant set forth in the attached Exhibit A are hereby incorporated into and made a part of this Agreement. The Option is not intended to be an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore is a Non-Statutory Stock Option.

2. Grant Date. The Grant Date for this Option is _________________. The Option shall continue in effect until the date ten years after the Grant Date (the "Expiration Date") unless earlier terminated as provided in Sections 1 or 4 of Exhibit A.

3. Exercise of Option. The Option shall become exercisable ratably over a period of 60 months commencing on the first day of the first full calendar month following the Grant Date.

        IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of this ________ day of ___________________.



COLUMBIA SPORTSWEAR COMPANY                  OPTIONEE


BY:
   -----------------------------------       -----------------------------------


                                             -----------------------------------

                                             -----------------------------------
                                             (Address)
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                         COLUMBIA SPORTSWEAR COMPANY
                  EXHIBIT A TO EXECUTIVE STOCK OPTION AGREEMENT


        1. Termination of Service.

               1.1. Unless otherwise determined by the Board of Directors of the Company, if the Optionee's employment by or service with the Company terminates for any reason other than because of total disability or death, the Option may be exercised at any time prior to the Expiration Date or the expiration of 30 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee (or, if applicable, the Permitted Transferee, as defined below) was entitled to exercise the Option at the date of termination.

               1.2. If the Optionee's employment by or service with the Company terminates because of death or total disability (as defined in Section 6(a)(iv)(B) and (C) of the Plan), the Option may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee (or Permitted Transferee) was entitled to exercise the Option at the date of termination. If the Optionee's employment or service is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee's or Permitted Transferee's rights under the Option pass by will or by the laws of descent and distribution of the state or country of the Optionee's or Permitted Transferee's domicile at the time of death.

        2. Method of Exercise of Option.

               2.1 Unless the Board of Directors determines otherwise, to exercise the Option, the Optionee must give written notice to the Company stating the Optionee's intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the transaction. Unless the Board of directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to the Option, the Optionee must pay the Company the full purchase price of such shares in cash or, in whole or in part, in Common Stock of the Company valued at fair market value. No shares shall be issued until full payment for the shares has been made.

               2.2 After exercise of all or a part of the Option, the Optionee shall immediately upon notification of the amount due, if any, pay to the Company in cash the amount necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates for the Option shares, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount


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demanded, the Company may withhold that amount from other amounts payable by the
Company to the Optionee, including salary or compensation, subject to applicable law.

        3. Transferability of Option. The Option may not be assigned or transferred except (a) one time, from the Optionee to one or more Permitted Transferees (defined below) or (b) by will or by the laws of descent and distribution of the state or country of the domicile of the Optionee (or Permitted Transferee) at the time of death. The Option may only be exercised by the Optionee, a Permitted Transferee, or a party to whom the Option is transferred by will or laws of descent and distribution. For the purposes of this paragraph, the term "Permitted Transferee" means any of the following who receives all or part of the Option from the Optionee if the transfer is not for value:

               (a) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships;

               (b) any person sharing the Optionee's household (other than a tenant or employee);

               (c) a trust in which the persons in (a) or (b) have more than a 50 percent beneficial interest;

               (d) a foundation in which the Optionee or the persons in (a) or
(b) controls the management of assets, and;

               (e) any other entity in which the Optionee or the persons in (a) or (b) owns more than 50 percent of the voting interest.

Any assignment permitted by this section shall be on forms and in accordance with procedures approved by the Chief Executive Officer of the Company.

        4. Changes in Capital Structure.

               4.1 Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable. Adjustments shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such


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shares more favorable to the Optionee than that aggregate spread immediately before the event. The Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

               4.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

                        4.2-1 The Option shall remain in effect in accordance
                with its terms.

                        4.2-2 The Option shall be converted into an option to
                purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Conversions shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor
                (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event. Unless otherwise determined by the Board of Directors, the converted option shall be exercisable only to the extent that the exercisabliity requirements relating to the Option have been satisfied.

                        4.2-3 The Board of Directors shall provide a 30-day
                period before the consummation of the Transaction during which the Option may be exercised to the extent then exercisable, and, upon the expiration of such 30-day period, the Option shall immediately terminate to the extent not exercised. The Board of Directors may, in it sole discretion, accelerate the exercisability of the Option so that it is exercisable in full during such 30-day period.

               4.3 Dissolution of the Company. In the event of the dissolution of the Company, Options shall be treated in accordance with Section 4.2-3.

        5. Conditions on Obligations. The Company shall not be obligated to issue shares of Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities


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laws. The company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

        6. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the Option was exercised, Optionee shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Optionee shall pay such amount to the Company on demand. If Optionee fails to pay any amount demanded, the company shall have the right to withhold that amount from other amounts payable by the Company to Optionee, including salary, subject to applicable law.

        7. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

        8. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mails by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

        9. No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be employed or to continue in the employment of or service to the Company; (ii) interfere in any way with the right of the Company to terminate the Optionee's employment or service with the Company at any time for any reason, with or without cause, or to decrease the Optionee's compensation or benefits; or (iii) confer upon the Optionee any right to continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.

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